Exhibit 6.1

Commercial Loan Agreement

THIS LOAN AGREEMENT ("Agreement") is made as of this 5th day of March, 2019, by and between Fleurdelis Hospitality, Inc., a Texas Corporation, with an address of 915 E Grande Blvd, #2201, Tyler, TX 75703, (hereinafter "Borrower"), and Red Oak Capital Fund II, LLC together with any successors and/or its assigns, having a mailing address of 625 Kenmoor Ave SE, Suite 211, Grand Rapids, MI 49546 (hereinafter "Lender"). The Lender agrees to make, and the Borrower agrees to repay the loan described below (the "Loan"), in accordance with the terms and conditions set forth in this Agreement.

1.
LOAN AND COLLATERAL.

a.
Loan. The Lender will make available to the Borrower, and the Borrower shall borrow from Lender, the sum of:
Five Million and 00/100__________________________________________ ($5,000,000.00) Dollars, to be evidenced by a Promissory Note ("Note") dated of even date herewith, which Loan shall be payable in accordance with the terms stated in the Note, a copy of which is attached hereto as Exhibit "A."

b.
Payments. The Loan shall be repaid in accordance with the terms and provisions of the Note.

c.
Use of Loan Proceeds. The proceeds of the Loan will be used by Borrower for: Purchase and Rehabilitation/addition of property as set forth in the plans, specifications and complete documentation files provided to Lender (the "Underwriting File"), together of which with all associated asset acquisitions and operations is known as Hampton Inn-Livingston (the "Project"). As set forth in the Settlement Statement dated on even date herewith as executed by Lender and Borrower, points due Lender and charges due various other parties will be deducted from the Loan proceeds payable to Borrower or payable at Borrower's direction on closing, including a portion of the proceeds used for the establishment of a Capital Reserve Account.

d.
Collateral.

i.
Security. As security for the performance of Borrower's obligations in connection with the Loan, whether under this Agreement, the Note, or otherwise, Borrower has granted to the Lender certain collateral security, including, but not limited to, the following (the "Collateral"):

a.
First Mortgage/First Deed of Trust/Promissory Note to the real estate consistent with and disclosed in the Borrower’s Financing Package;

b.
a first priority collateral assignment of all consultant contracts, leases, rents, reserves and profits from the Subject Property/Project and or operation of the Subject Property/Project;

c.
a perfected first security interest under the Uniform Commercial Code on all of the furniture, fixtures and equipment now or hereafter installed in, affixed to, placed upon or used in connection with the Subject Property/Project other than that owned by tenants;

d.
a consent, subordination and recognition agreement, and any other contracts relating to the operation of the Subject Property/Project, and the collateral assignment of any leases, permits, approvals and warranties applicable to the Subject Property/Project or that have signed leases to occupy space in the Project following completion of construction;

e.
an environmental indemnity agreement indemnifying Lender against all claims and causes of action based on the presence, use or release of any hazardous substances on or affecting the Subject Property or Project;

f.
such other security interests and instruments relating to the Subject Property as Lender and its counsel may reasonably require in order to evidence or perfect the liens intended to be granted pursuant to the Loan Documents, including but not limited to customary closing certificates and other agreements.

g.
any and all assets and/or property under ownership, interest and/or control of the Borrower; assets purchased, accumulated or derived from the Loan proceeds;

h.
amounts deposited and held in the Capital Reserve Account;

i.
the Guaranty (as such term is hereinafter defined).

 ii.
Cross-Collateralization/Cross-Default. This Loan and all other obligations owed to Lender by the Borrower (or any of their principals or affiliates) or Guarantor(s) (hereinafter defined) or any one of them, are cross-collateralized, and, also, secured by any mortgage, security agreement, pledge, assignment, or other agreement issued from time to time for the benefit of the Lender by the Borrower (or any of their principals or affiliates), or the Guarantor(s) or any one of them, and all such loans shall be cross-defaulted

iii.
Guaranty. The indebtedness evidenced by this Agreement or the Promissory Note contains separate Guarantees attached to this Agreement (each, a "Guarantor", collectively, the "Guarantors"), and are attached and incorporated by reference.

In the event of any material or fraudulent misrepresentation made by the Borrower with regards to any document, exhibit, statement, financial representation, or an exclusion of material information of any Borrower or element of the Project, then the indebtedness shall become full recourse and fully Guaranteed by each owner, shareholder, Member or Key Principal, and become secured by the assets and property owned (real or otherwise) by the Borrower and/or Key Principal owners (defined as having an ownership interest of 10% or greater, jointly and severally), which includes but is not limited to any real estate and certain fixtures, equipment and personal property of the Borrower. This exclusion is specifically meant to include fraud, willful or negligent misrepresentation on behalf of the Borrower or any of their principals, agents and/or assigns.

e.
Borrowing Procedure. Initial disbursements shall be funded simultaneously with the execution hereof. Additional Capital Draws shall be in the method and procedures as defined in the Capital Reserve Account Management Agreement, dated of even date herewith.

2.
REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Lender, as long as the Loan remains outstanding, as follows:

a.
Existence and Authority. Borrower is a duly organized and validly existing legal entity within the state of filing and registration. The person or persons executing this Agreement have full power and complete authority to execute this Agreement and all related documents and, when executed, this Agreement and all related documents will be legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms.

b.
Business Location. The Borrowers chief executive office and primary business is located at 915 E Grande Blvd, #2201 Tyler, TX 75703. Borrower shall notify Lender of any change in location within 15 days.

c.
No Litigation. There are no pending or threatened suits or proceedings before any court, governmental agency, regulatory body, or administrative tribunal to which Borrower or any Guarantor is/are a party or by which any of the Project or property may be affected and which may result in any material change in the financial condition of Borrower, any Guarantor or the Collateral.

d.
Financial Condition. All financial information of Borrower delivered to Lender as of the date hereof is correct and complete and accurately presents the financial condition of Borrower on the dates thereof. There has been no material adverse change in the business, property, assets or condition of the Borrower since the date of the most recent financial information delivered to Lender, and the Borrower is not in default under any indebtedness or material obligation. The Borrower is solvent, able to pay its recurring debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceeds its liabilities, and the Borrower will not be rendered insolvent, undercapitalized or unable to pay maturing debts by the execution or performance of this Agreement or any related documents or agreements.

e.
Title. As part of the Project, Borrower has or will have good and marketable title to all property (tangible and intangible) necessary for the proper and efficient operations of Borrower's business, free from all liens and encumbrances, except those described in writing, and acceptable to Lender.

f.
Utilities. The Property and/or Project as applicable, has adequate rights of access to public utilities and/or private water, sanitary sewer and storm drain facilities. All utilities necessary or convenient to the full use and enjoyment of the Property are available at the boundaries of the Property, or available for use for the Project.

g.
Roads. If applicable, any real Property has adequate rights of access to public ways, or will as part of the Project.

h.
Contracts. The contracts necessary for the management and/or operation of the Project are in full force and effect, there are no defaults under any of the provisions thereof and all conditions to the effectiveness or continuing effectiveness of such contracts required to be satisfied as of the date of this Agreement, or in the future, have been, or will be, satisfied.

i.
Taxes. Borrower has, and each Guarantor has, filed all federal, state and local income and other tax returns and other reports required to be filed prior to the date of this Agreement and Borrower has, paid all taxes, withholdings, assessments and other governmental charges that are due and payable prior to the date of this Agreement, unless otherwise agreed to by Lender.

j.
Governmental and Non-Governmental Requirements. Borrower has obtained all licenses, permits, authorizations, consents or approvals from each governmental authority and has obtained all licenses, authorizations, consents, approvals or franchises from each non-governmental entity necessary for the operation of Borrower's business and the Project, and all such licenses, permits, authorizations, consents or approvals are in full force and effect, unless otherwise specifically approved by Lender in writing due to future development purposes.

k.
Compliance with Law. Borrower has complied with all applicable laws, rules, regulations and orders relating to it or any aspect of its business or assets, including, without limitation, all environmental laws, rules, regulations and orders. Borrower agrees to indemnify and hold the Lender harmless from any and all violations by such entity of any laws, rules, regulations and/or orders.

l.
Title. Borrower has good and marketable title to all property (tangible and intangible) necessary for the proper and efficient operations of Borrower’s business and the Project, free from all liens and encumbrances, except those disclosed and described in writing, and acceptable to Lender.

m.
Survival. All warranties and representations of the Borrower contained in the Agreement shall survive the execution of this Agreement and any advances of loan proceeds made in accordance with this Agreement.

3.
CONDITIONS TO LOAN. The obligation of the Lender to make the Loan is subject to the following conditions:

a.
Loan Documents. The Lender shall have received and recorded or filed (as appropriate) executed copies of all documents required by Lender which evidence, secure or govern the Loan, including, without limitation, this Agreement, the Promissory Note, the Other Documentation and such other documents as may be deemed necessary by Lender (each a "Loan Document" and collectively, "Loan Documents").

b.
Term Sheet / Funding Agreement. Borrower acknowledges that all loan terms, conditions and representations as contained or modified in any Term Sheet or Funding Agreement, Letter of Intent, Commitment or associated documents are hereby superseded as of date of execution of this Agreement, and all have been satisfied and fulfilled.

c.
Title Insurance. For any real Property covered by this Agreement, a commitment to issue a title insurance policy in ALTA form acceptable to Lender, without standard exceptions, shall have been issued and marked up in the amount of the Loan, insuring any Mortgage as valid first lien on the Property, subject only to such exceptions, defects, and encumbrances as the Lender shall accept, providing affirmative coverage against construction liens, and accompanied by such endorsements as the Lender may in its sole and absolute discretion require.

d.
Search Reports. Uniform Commercial Code (UCC), tax lien and judgment and litigation search reports disclosing no adverse information against the Borrower.

e.
Environmental Assessment. The Lender may require an Environmental Phase I Site Assessment of the Property, prior to closing or at a future date, stating that any Property associated with the Project, as applicable, is free of any environmental condition. Borrower represents that they have made their own independent assessment with regards to any environmental conditions, including evidencing the condition of any Property and its compliance with applicable law, and specifically holds Lender harmless of all liability related to same.

f.
A.L.T.A. Survey. A current or recent certified acceptable A.L.T.A. survey of any real property covered by the Loan, prepared by a registered land surveyor, certified to and satisfactory to Lender and the title insurance company.

g.
Capital Reserve Account Management Agreement. A Management Agreement for the payment reserves, capital draws, contingency funds and/or incurred Expenses for the Project shall be established during the term of the Loan.

h.
Management Agreement. If a management agreement for the Property or Project exists or shall be established during the term of the loan, the Lender shall have received a subordination and collateral assignment of the management agreement for the Property or Project, as the case may be, on such terms and conditions reasonably satisfactory to Lender and its counsel.

i.
Compliance. Upon request, Borrower shall provide satisfactory evidence to the effect that any improvements located on the Property are in compliance with applicable zoning ordinances, housing codes, building codes, ordinances, rules and the like, including all applicable parking requirements and setback provisions. Additionally the Lender, upon request, is entitled to receive a copy of any Certificate of Occupancy issued for the Property, together with copies of all permits and licenses required by the governing authorities for the operation thereof, if and/or when applicable.

j.
Pre-Closing Inspection. At its discretion, the Lender shall have completed a pre-closing inspection of the Property satisfactory to Lender.

k.
Organizational Documents. The Lender shall have received certified copies of the organizational documents of the Borrower, including resolutions authorizing the Loan.

l.
Other Documents and Deliveries. The Lender shall have received such other documents, information, instruments and certificates as the Lender deems necessary.

m.
Payment of Taxes. The Lender shall have received satisfactory evidence that all taxes and assessments due on any Property or associated with the Project have been paid.

n.
Fees. All points and other amounts due and owing to Lender delineated in the Funding Agreement and/or Loan Commitment shall either have been paid or be paid concurrent with Closing of the Loan.

o.
Representations and Warranties. All representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct.

4.
AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that, as long as the Loan remains outstanding, the Borrower shall comply with the following affirmative covenants:

a.
Contracts. Upon request of Lender, the Borrower shall deliver to the Lender executed copies of all contracts related to the Property or Project, whether such contracts are executed before or after the date of this Agreement, and enforce the duties and obligations of the parties thereunder.

b.
Notice of Adverse Events. The Borrower shall promptly notify the Lender in writing of any Event of Default or institution of any litigation, administrative proceeding or lien filed by governmental authorities (or any other party) or other proceeding or occurrence which may have a material adverse effect on the business, property or financial condition of the Borrower or Project, including, but not limited to any failure of Borrower to pay when due any indebtedness (other than to Lender) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness.

c.
Existence and Identity. Borrower shall continue its business as presently conducted. Borrower shall neither change the legal format under which it is organized nor sell any material portion of its property or merge its business, in whole or in part, without the prior written consent of the Lender. Borrower shall give the Lender written notice within 15 days of any change in location of its chief executive office or any other place of business.

d.
Books and Reports. Borrower shall maintain a proper accounting system, and furnish the reports specified below to Lender, in form and detail satisfactory to the Lender (in each case, such reports shall be certified by an authorized individual on behalf of the Borrower):

i.
If applicable, a rent roll of the Property delineating, among other things, rental delinquencies and receivables, certified by the Borrower dated as of the end of each calendar month, which shall be due no later than the fifteenth (15th) day of each succeeding month.

ii.
Annual CPA reviewed financial statements, prepared by an independent certified public accountant, dated as of December 31st and which will be due not later than March 31 of the following year (or 90 days following the end of the fiscal year if different), which financial statements shall include a balance sheet and statement of income and expenses.

iii.
Personal financial statements of each Guarantor or Key Principal (herein defined as any individual or partner with an interest of 10% or greater) in form, substance and detail acceptable to Lender to be delivered within thirty (30) days of the request, together with such other information from time to time requested by Lender.

iv.
Copy of the annual Federal Tax Return of the Borrower and each Guarantor, together with all exhibits and schedules thereto, which shall be due no later than fifteen (15) days of the date filed, but in any event no later than November 1 of each year for the previous year.

v.
If requested, any annual budgetary financial projections (balance sheet, income statement, cash flow statements) for the Borrower for the next calendar year.

vi.
If requested, any monthly or quarterly financial reports (balance sheet, income/expense statement, cash flow statements, bank statements, leasing activity report, aged payables or receivables) for the Borrower for the most recent period, which shall be due no later than fifteen (15) days after the end of such period.

e.
Applicable Law. The Borrower shall operate the Property in accordance with applicable ordinances, rules and regulations and requirements of all governmental authorities having jurisdiction over the Property including, without limitation, the Americans with Disabilities Act of 1990 and any and all laws applicable in the applicable jurisdiction(s).

f.
Maintain Property and Project. Borrower shall maintain, preserve and keep the elements of the Project (including equipment), and any real Property, and each and every part and parcel thereof, in good repair and working order, and in safe condition at all times and in accordance with applicable ordinances, rules and regulations, and requirements of all governmental authorities having jurisdiction over the Property

g.
Inspection. Upon reasonable notice, Borrower shall permit the Lender and its agents free access to the Project or related Property and make available for audit, inspection and/or copying all property, equipment, books, contracts, records and other papers of Borrower relating to the Property or Project during normal business hours.

h.
Management of Project and Property. Any manager of the Project or Property will be required to enter into a collateral assignment and subordination of its management agreement in form satisfactory to Lender, assigning and subordinating the manager’s interest in the Property or Project and all fees and other rights of the manager pursuant to such management agreement to the rights of the Lender. Upon an Event of Default, the Borrower, at Lenders request, made at a time after such Event of Default, shall terminate the management agreement and replace the manager with a manager approved by Lender. No changes shall be made to the manager without Lender’s prior written consent.

i.
Insurance. Upon request, the Borrower shall provide Lender with the following with respect to the Project:

i.
Evidence of a risk hazard insurance policy for fire and extended coverage insurance as to any Real Property improvements related to the Project. The policy must cover the full replacement cost of the improvements, and in no event less than one hundred percent (100%) of the insurable value. Any policy shall contain a maximum deductible of $10,000.00. If applicable, any insured premises must be described by the street address of the Property. The hazard insurance policy must contain replacement cost, inflation-guard, vandalism and malicious mischief endorsements.

ii.
Evidence of comprehensive general liability and property damage insurance on an "occurrence basis" with initial limits of at least $2,000,000/$1,000,000 for bodily injury and $1,000,000 for property damage with evidence of excess liability insurance under an umbrella policy in the amount of $3,000,000.00; or alternatively, evidence of comprehensive general liability and property damage insurance on an "occurrence basis" with initial limits of at least $3,000,000.00 / $5,000,000.00 for bodily injury and $3,000,000.00 for property damage.

iii.
If any Real Property is located in a designated flood plain area, evidence of flood insurance.

iv.
All insurance policies (each, a "Policy" and collectively, the "Policies") shall be in such amounts, upon such terms and in such foam as shall be acceptable to the Lender, and shall be carried with insurers acceptable to the Lender. The Lender's failure to request copies of such coverage or failure to approve such shall not be a waiver of the Lender's future right to enforce the terms of this Section. All insurance policies, or certified copies thereof, shall be furnished to the Lender with proof of payment in full so that the policies are in full force and effect for not less than one (1) year. All policies of insurance must contain appropriate clauses that any loss otherwise payable under such policies will be payable notwithstanding any act or negligence of the Lender or any entity comprising the Borrower. Where the Lender can be insured as a mortgagee or loss payee (with a lender's loss payable endorsement) because of its security interest, such endorsement shall be attached to the policies. All policies shall require at least thirty (30) days prior written notice to the Lender of cancellation or modification. Without limitation to the foregoing, all Policies shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insured. The Policies shall be issued by financially sound, responsible and recognized insurance companies authorized to do business where the Property is located and having a claims paying ability rating of at least A- and a numerical rating of at least VII, as rated by AM BEST or its successor. Not less than ten (10) days prior to the expiration dates of the Policies furnished to Lender, and in connection with the closing of the Loan, ACCORD certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder for at least one full year, shall be delivered by each entity comprising Borrower to Lender. Borrower may be required to provide the Lender with evidence of excess liability insurance in an amount reasonably satisfactory to Lender.

v.
The above insurance requirements are in addition to those contained in any other Loan Document, and in the event of any conflict or inconsistency in the terms, conditions and requirements of any of the Loan Documents, the term, condition or provision more favorable to Lender, as determined by Lender, in its sole and absolution discretion, shall apply.

j.
Taxes. Borrower shall promptly pay all taxes, withholdings, levies and assessments due to all local, state and federal or governmental agencies, and if requested by the Lender, submit to the Lender copies of any and all federal or state or local tax returns evidencing the computation and the payment of such taxes; provided, however, Borrower shall not be required to pay any such taxes nor shall it be deemed to be in default hereunder for not doing so if, in good faith and by appropriate legal proceedings, it shall contest either the validity thereof or the amount claimed to be due, provided the applicable entity comprising Borrower provides Lender with written notice of same and, if requested by Lender, shall file such bond or provide such security as in the Lender's reasonable discretion shall be deemed necessary or desirable and provided that, in all events, the Borrower's failure to pay such taxes does not have a material adverse impact on Lender or its interests in any of the Collateral securing the Loan.

k.
ERISA Compliance. If applicable, Borrower shall meet current funding requirements for qualified employee benefit plans as required by law or regulations.

l.
No Default Certificate. Upon request, Borrower shall furnish to the Lender, within ten (10) days after request by the Lender, a certificate of the Borrower stating that no Event of Default has occurred or, if an Event of Default has occurred, stating its nature, how long it has existed and what action the Borrower proposes to take with respect to the Event of Default.

m.
Other Information. Upon request, Borrower shall promptly furnish to the Lender such other information, documents or certificates regarding the operations, business affairs and financial condition of the Borrower as the Lender may reasonably request from time to time and permit the Lender, its employees, attorneys and agents to inspect, confirm and copy all of its books, records and properties at any reasonable time.

n.
Advances from Capital Reserve Account.

i.
Conditions Precedent to All Advances or Draws from the Capital Reserve Account. No advances from the Capital Reserve Account shall be made by Lender to Borrower at any time unless:
a.
All conditions precedent to that disbursement have been satisfied, including, without limitation, performance of all of the then pending obligations of Borrower under this Agreement and the other Loan Documents;

b.
There will be, after making such advance, sufficient funds remaining in the Capital Reserve Account as required to maintain the Required Reserves (as defined in the Capital Reserve Account Management Agreement) and Lenders required minimum standards;

c.
Lender shall be satisfied as to the continuing accuracy of the Project Budget, and Borrower’s satisfactory fiscal performance thereof;

d.
No Event of Default has occurred under this Agreement or under any other Loan Document, and no event, circumstance or condition has occurred or exists which, with the passage of time or the giving of notice, would constitute a Event of Default under this Agreement or under the other Loan Documents;

e.
No litigation or proceedings are pending or threatened (including proceedings under Title 11 of the United States Code) against Borrower, any Guarantor or the Property, which litigation or proceedings, in the sole and exclusive judgment of Lender, is material;

f.
No event, circumstance or condition exists or has occurred which, in Lender's sole judgment, could delay or prevent the completion of the work set forth in the Project Budget by the completion date set forth therein;

g.
All representations and warranties made by Borrower to Lender herein and otherwise in connection with the Loan continue to be accurate;

h.
If requested, Borrower shall have supplied Lender with a copy of each contract for work to be done/materials or labor to be supplied in accordance with the Project Budget;

i.
For each requested advance Borrower shall supply Lender with a statement (“Sworn Statement”), in form and substance acceptable to Lender, to be executed by Borrower and its general contractor, setting forth the name and address of each contractor, subcontractor, laborer or supplier, the type of improvement furnished, the total contract price of each such contractor, subcontractor, laborer or supplier, amount already paid under each such contract, amount currently owing under each such contract, the balance to complete each such contract and such further and other information as Lender shall require;

j.
For each requested Capital Draw or advance Borrower shall supply Lender with a request for advance (" Request for Advance") in form and substance acceptable to Lender which shall (1) specify the amount of the requested disbursement, (2) identify of each contractor, subcontractor supplier or laborer to whom payment is to be made and provide disbursement instructions for each such party, (3) delineate the amounts and dates of previous payments to each such contractor, subcontractor, supplier or laborer as set forth on any and all prior Requests for Advance, (4) contain a certification by Borrower that it has received no notice and has no knowledge of any liens or claims of lien either filed or threatened against the Property or Project, (5) certify that all amounts shown as previous payments on the Request for Advance have been paid to the parties entitled to such payment, (6) certify approval by Borrower of all work and materials for which a payment is then due and for which disbursement of the Replacement/Repair Reserve is thereby requested, (7) certify that all work and materials theretofore furnished for the Property in accordance with the Budget has been done in a good and workmanlike manner on a lien free basis, (8) there will be, after making such advance, sufficient funds remaining in the Capital Reserve Account to complete all remaining work set forth in the Project Budget on a lien free basis in a good and workmanlike manner;

k.
If desired, Lender or Lender's agent shall have inspected the Property or Project and confirmed to Lender that the work for which an advance is requested, or has previously been requested, has been completed in a good and workmanlike manner;

l.
Waivers of lien for all work for which an advance is requested in form and content acceptable to Lender;

m.
At Lender's discretion, an update to Lender's policy of title insurance shall be obtained at Borrower's cost and expense, which update shall disclose no adverse conditions of title to the Property, including, but not limited to, any mechanics' or construction liens; and

n.
Borrower shall supply Lender and Lender's Consultant with such other schedules, certificates, documents and other materials as Lender or Lender's agent may request.

ii.
Other Conditions Applicable to Advances from Capital Reserve Account.
a.
Lender, in its discretion, may make, or cause to be made, payments of any amounts pursuant to a Request for Advance directly to any contractor, subcontractor, material supplier or laborer, or jointly to Borrower and any of such parties, or to Borrower upon the express understanding that any such advances made directly to Borrower are made in trust by Lender and Borrower agrees to in turn disburse any such advances to the parties entitled thereto and to secure waivers of lien from such parties and provide same to Lender within fifteen (15) days of such funds being made available by Lender to Borrower; provided, further, in any and all events, if any advance is not made directly by Lender to the party entitled thereto, Borrower shall ensure that a waiver of lien from the applicable contractor, subcontractor, material supplier or laborer is obtained from such party as to the funds paid to such party and such waiver of lien is forwarded to Lender within fifteen (15) days of such funds being made available by lender to Borrower; and

b.
There shall be no more than one (1) disbursement of funds from the Capital Reserve Account in any calendar month. Any funds remaining in the Capital Reserve Account after completion of all items set forth on the Capital Draw Schedule and disbursement by Lender from the Capital Reserve Account to pay the costs of such replacements or repairs shall be held by Lender as additional collateral security for the Loan; provided, however, at such time as the Loan is repaid in full, the Capital Reserve Account then being held by Lender shall be released to Borrower.

c.
Should Project include a “Construction Period”, hereinafter defined as that period of time in which the Property or Project is under active development, does not have any or insufficient income in which to make its obligated monthly payments under the Note, and has not secured a Certificate of Occupancy or Operation as the case may be, then monthly payment obligations of the Note may be paid from the Capital Reserves, provided there is no previous, current or foreseeable Event of Default by Borrower.

o.
Control of Borrower. At all times, Borrower shall have effective voting control over the Project affairs and shall run the day-to-day operations and affairs of Borrower's business.

5.
NEGATIVE COVENANTS. Borrower covenants and agrees that, as long as the Loan remains outstanding, it shall not:

a.
Borrowings. Borrow money in or act as a guarantor on any loan or obligation without written permission from Lender, which shall not be unreasonably withheld.

b.
Create Liens. Without written permission from Lender, mortgage, assign, hypothecate, encumber, or in any manner create, suffer or permit liens on its property, except liens in favor of the Lender, and except for (i) liens, if any, that have been disclosed in writing by it to the Lender prior to the date of this Agreement and consented to by the Lender; and (ii) liens for real estate property taxes which are not yet due and payable.

c.
Transfer Assets. Except in the ordinary course of business, sell, lease, transfer, assign or otherwise dispose of any of its property without written permission from Lender.

d.
Dividends and/or Distributions. Change its capital structure or declare or make any distributions to its members; provided, however, so long as there is then no Event of Default existing hereunder, and it has sufficient funds to service the indebtedness under the Loan, it may make distributions to its members in amounts sufficient to discharge their federal and state tax liability on their income derived from it, so long as the making of such distributions shall not result in the occurrence of any Event of Default hereunder or any condition which with notice or the passage of time could result in the occurrence of an Event of Default.

e.
Ownership. Transfer, suffer or permit a change in major ownership (defined as greater than 10%) and/or management or control without written permission of Lender.

f.
Extension of Credit; Investment. Make loans, advances or extensions of credit to, or make investments in any person or entity outside the normal course of business.

g.
Subordinated Debt. Amend or modify any document evidencing any subordinated debt.

6.
EVENTS OF DEFAULT. The occurrence of any one of the following events shall constitute an "Event of Default" under this Agreement and, notwithstanding the terms of any note or other agreement given in connection herewith or otherwise, shall be an Event of Default under the terms of any such note or agreement:

a.
Failure by Borrower to pay any amount owing under the Loan when due, and further subject to the Capital Reserve Account Agreement.

b.
Any failure by Borrower to comply with, or breach by any entity comprising Borrower or subordinator of, any of the terms, provisions, warranties or covenants (affirmative or negative) of this Agreement, any of the other Loan Documents or any other agreement or commitment between Borrower or any Guarantor or subordinator and the Lender.

c.
The termination, cancellation or disclaimer of liability or enforceability of any guaranty or subordination agreement given in connection with the Loan.

d.
Institution of remedial proceedings or other exercise of rights and remedies by the holder of any mortgage, security interest or other lien against any of the Collateral or assets of Borrower.

e.
The insolvency of Borrower or the admission in writing of Borrower's inability to pay debts as they mature.

f.
Any statement, representation or information made or furnished by or on behalf of Borrower or subordinator to the Lender in connection with or to induce the Lender to provide any loan, credit, draw or advance, or any other financial accommodation shall prove to be false or materially misleading when made or furnished.

g.
Institution of bankruptcy, reorganization, arrangement, insolvency or other similar proceedings by or against Borrower; or the appointment of a receiver, custodian or trustee for Borrower, or any substantial portion of Borrower's assets.

h.
Any loss, theft, substantial damage or destruction to the Collateral, unless insured as required by the Lender; or entry of any judgment against any Borrower, or the issuance or filing of any judgment which, in the reasonable opinion of Lender, may have a material adverse effect upon the Collateral, Borrower; or attachment, levy, garnishment or the commencement of any related proceeding or judicial process upon or in respect to Borrower, the Project or the Collateral.

i.
Sale or other disposition by Borrower of any substantial portion of either's assets or property, or death, dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of Borrower.

j.
If there is any failure by Borrower to pay when due any indebtedness (other than to the Lender, and excluding small routine monthly expenses) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness.

k.
There is a substantial change in the existing or prospective financial condition or worth of Borrower, the Project or the Collateral, which the Lender in good faith determines to be materially adverse.

l.
The occurrence of any default beyond any applicable cure or grace period under any other document or instrument now or hereinafter executed by Borrower (or its principals or affiliates), in connection with the Loan or any other loan by Lender to Borrower (or its principals or affiliates).

m.
The Lender in good faith reasonably deems the Borrower insecure.

n.
Misappropriation, misuse, or misrepresentation of any draw, advance, payment, invoice, contract, valuation, or expense related to a draw, advance, disbursement or funds associated with the Property or Project.

7.
ACCELERATION. Upon any Event of Default occurring, Lender may at any time declare the Loan immediately due and payable, in each case without presentment, demand, protest, notice of dishonor, notice of non-payment or other notice of any kind, all of which are waived by the Borrower.

8.
REMEDIES.

a.
General. The Lender shall have the right to apply any or all of the Collateral held by the Lender against the amounts then due under the Loan at any time after the occurrence of an Event of Default. The Lender shall have all the rights and remedies provided by law or equity or by agreement of the parties pursuant to the Loan Documents or otherwise. The remedies of the Lender are cumulative and not exclusive. No delay, waiver or failure on the part of the Lender to demand strict adherence to the terms of this Agreement or any related document shall be deemed to constitute a course of conduct or waiver inconsistent with the rights herein.

b.
Application of Proceeds. Any proceeds received by the Lender from the exercise of its remedies shall be applied as follows:

i.
First, to pay all costs and expenses, including reasonable attorneys' fees, incidental to the protection, leasing, foreclosure, sale or other disposition of the Collateral.

ii.
Second, to all sums expended by the Lender in carrying out any term, covenant or agreement under this Agreement or any related document.

iii.
Third, to the payment of the Loan. If the proceeds are insufficient to fully pay the Loan, then application shall be made first to late charges and interest accrued and unpaid, then to any applicable prepayment premiums, other charges and expenses, and then to the outstanding principal balances.

iv.
Fourth, any surplus remaining shall be paid to the Borrower or to any other lawfully entitled party.

9.
OTHER AGREEMENTS. If requested, and in the event of an Event of Default, Borrower shall execute and deliver to the Lender such agreements, certificates or instruments as may be reasonably required by the Lender to evidence or secure or to otherwise guaranty or subordinate obligations to the Loan. All such agreements and those given in connection with any other loan, present or future, shall also constitute security for the Loan, and all security given to the Lender securing the Loan shall also secure all other obligations of each entity comprising the Borrower to the Lender.

10.
SINGLE PURPOSE ENTITY. Borrower covenants and agrees that it has not and shall not:

a.
engage in any business or activity other than the acquisition, ownership, operation and maintenance of its portion of the Project, related Property and activities incidental thereto;

b.
acquire or own any material asset other than the Project, Property and such incidental personal property as may be necessary for the operation of its portion of the Project;

c.
merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

d.
fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of its organizational documents;

e.
own any subsidiary or make any investment in or acquire the obligations or securities of any other person or entity without the consent of Lender;

f.
commingle its assets with the assets of any of its partner(s), members, shareholders, affiliates, or of any other person or entity or transfer any assets to any such person or entity;

g.
incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan, except unsecured trade and operational debt incurred with trade creditors in the ordinary course of its business of owning and operating its portion of the Project in such amounts as are normal and reasonable under the circumstances, provided that such debt is not evidenced by a note and is paid when due;

h.
fail to maintain its records, books of account and bank accounts separate and apart from those of its members and affiliates;

i.
seek dissolution or winding up, in whole or in part;

j.
fail to correct any known misunderstandings regarding its separate identity;

k.
fail to file its own tax returns; or

l.
fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the entity with which such other party is transacting business, or (ii) to suggest that it is responsible for the debts of any third party (including any shareholder, partner, member, principal or affiliate of it, or any shareholder, partner, member, principal or affiliate thereof).

11.
MISCELLANEOUS. The Borrower and the Lender further agree as follows:

a.
Governing Law. This Agreement shall be construed according to the laws of the State of Michigan.

b.
Successors and Assigns. This Agreement shall be binding upon the permitted successors and assigns of Borrower, and the rights and privileges of the Lender under this Agreement shall inure to the benefit of its successors and assigns. Borrower shall not assign its rights, duties and obligations under this Agreement without the Lender's written consent, which consent may be given or withheld in the Lender's sole discretion.

c.
Notices. Notice from one party to another relating to this Agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or facsimile number set forth in this Agreement by any of the following means: (i) hand delivery, (ii) registered or certified mail, postage prepaid, (iii) express mail or other overnight courier service, or (iv) telecopy, telex or other wire transmission with dated confirmation of receipt in a manner typical with respect to communications of that type. Notice made in accordance with these provisions shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with the postal service or an overnight courier service if delivered by express mail or overnight courier.

d.
Amendments. Any amendment of this Agreement shall be in writing and shall require the signature of the Borrower and the Lender.

e.
Partial Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

f.
Joint and Several Obligations. In the event that more than one person or entity executes this Agreement, the obligations of each person or entity shall be joint and several.

g.
Fees and Expenses. Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of notice from Lender for all costs and expenses (including actual attorneys' fees and disbursements and where applicable, travel expenses) incurred by Lender in connection with: (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby; (ii) Borrower's ongoing performance of and compliance with Borrower's agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the date hereof, including, without limitation, confirming compliance with all covenants, obligations and agreements of Borrower under the Loan Documents, including, but not limited to, all environmental, insurance and Project or Property improvement requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the date hereof; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) Lender's general administration of the Loan from time to time (including consultations with legal counsel deemed necessary by Lender from time to time); (vi) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vii) the filing and recording fees and expenses, title insurance and other similar expenses incurred in creating and perfecting the security in favor of Lender pursuant to this Agreement and the other Loan Documents; (viii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; (ix) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Project or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work out" or of any insolvency or bankruptcy proceedings; and (x) any site visits by Lender to review the condition of the Project. Any reference in this Agreement to attorneys' fees shall mean fees, charges, costs and expenses of both in-house and outside counsel and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.

h.
Mediation of Disputes. Except as otherwise provided in this Agreement, in any controversy between the parties or any dispute over the provisions of this Agreement, if the parties cannot resolve the dispute to their mutual satisfaction, the matter shall first be submitted to the American Arbitration Association for mediation, then arbitration in the jurisdiction of Michigan in an attempt in good faith to settle such dispute. The terms and procedure for mediation shall be arranged by the Lender. If good-faith mediation of a dispute proves impossible or if an agreed-upon mediation outcome cannot be obtained by the parties, the dispute may be submitted to arbitration in accordance with the rules of the American Arbitration Association. Either party may commence arbitration of the dispute by sending a written request for arbitration to the other party to the dispute. The request shall state the nature of the dispute to be resolved by arbitration, and, if all parties to the dispute agree to arbitration, arbitration shall be commenced as soon as practical after such parties receive a copy of the written request. All parties shall initially share the cost of arbitration (including but not limited to administration fees, arbitrator fee, and the cost for use of facilities during the hearings), but the prevailing party or parties may be awarded attorney fees, costs and other expenses of arbitration. All arbitration decisions shall be final, binding and conclusive on all the parties to arbitration, and legal judgment may be entered based upon such decision in accordance with applicable law in any court having jurisdiction to do so.

i.
WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE LOANS).

j.
Assignment by Lender. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, Lender shall have the right to transfer its interest without prior notice or consent of Borrower to any third party, whether affiliated with Lender or not. Further, Lender shall have the absolute right without a prior notice to or consent of Borrower to pledge its interest in the Loan Documents to any third party as collateral security for loans made by any third party to Lender. In connection with any such transfer or pledge, Borrower expressly consents to the disclosure to the transferee or pledgee of any and all information concerning Borrower and any of the Collateral to such third party.

k.
Entire Agreement; Amendment. This Agreement and the other Loan Documents embody the final, entire agreement among the parties hereto and to the other Loan Documents and supersede any and all prior applications, commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements of parties hereto and to the other Loan Documents.

l.
Usury Savings Clause. It is the intent of the parties hereto in the execution of the Note, this Agreement and all other instruments now or hereafter securing the Note or executed in connection therewith or under any other written or oral agreement by Borrower in favor of Lender to contract in strict compliance with applicable usury law. In furtherance thereof, the parties hereto stipulate and agree that none of the terms and provisions contained in the Note, this Agreement or any other instrument securing the Note or executed in connection herewith, or in any other agreement by Borrower in favor of Lender, are in full force and effect until initial disbursement and shall never be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither Borrower nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of the Note or the other indebtedness arising under any instrument securing the Note or executed in connection therewith, or in any other written or oral agreement by Borrower in favor of Lender, shall be liable to pay interest at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this subsection shall control over all other provisions of the Note, this Agreement and any instruments now or hereafter securing the Note or executed in connection herewith or any other agreements which may be in apparent conflict herewith. If at any time it is determined by a court of competent jurisdiction that interest received by Lender exceeds the applicable maximum lawful rate, Lender shall, at its option, either refund to Borrower the amount of such excess or credit the amount of such excess against the principal balance of the Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on the Note to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of Lender, be either immediately returned to Borrower or credited against the principal balance of the Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Note, this Agreement and any instruments now or hereafter securing the Note or executed in connection herewith, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the loan evidenced by the Note does not exceed the maximum legal rate of interest from time to time in effect and applicable to the loan for so long as the loan is outstanding.

(Signature Page Follows)

IN WITNESS WHEREOF, this Agreement is executed and delivered on the day and year set forth above.

BORROWER: Fleurdelis Hospitality, Inc.

/s/ Akbar Ahmed
by Akbar Ahmed

Its: President

State of	Texas	)
)ss.
County of	Harris	)

On this 5th day of March in the year 2019, before me, the undersigned notary public, personally appeared Akbar Ahmed, known to me to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged that he/she/they executed the named for the purposes therein contained, and are duly authorized to act in that capacity. In witness whereof, I hereunto set my hand and official seal.

/s/ Alina Clark             (seal) Notary ID # 129680102

Notary Public

My Commission Expires: _1/17/2022_

LENDER: Red Oak Capital Fund II, LLC

By: /s/ Chip Cummings
Print Name: Chip Cummings
Its: Authorized Agent